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EXHIBIT 10.4
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                 AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                 ---------------------------------------




     AMENDMENT NO. 1, dated as of May 1, 1998 among SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation ("Selective"), having an office at Wantage Avenue, Branchville, New Jersey 07826, SELECTIVE INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("SICA"), having an office at Wantage Avenue, Branchville, New Jersey 07826, and GREGORY E. MURPHY having an address at 10 Condit Road, Mountain Lakes, New Jersey 07046
(the "Executive"), to Employment Agreement dated as of August 1, 1995 among Selective, SICA and the Executive (the "Employment Agreement").

     WHEREAS, Selective, SICA and the Executive have executed and delivered the Employment Agreement and Selective has guaranteed all of the obligations of SICA as the Employer under the Employment Agreement; and

     WHEREAS, the parties hereto desire to amend the Employment Agreement to modify the description of the duties of the Executive as set forth in
Section 4(a) of the Employment Agreement, to extend the term thereof and to modify the Salary (as defined in Section 3 of the Employment Agreement) provided for therein.

     THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. The term of employment under the Employment Agreement is hereby extended for a period of three (3) years commencing August 1, 1998 (the "Renewal Term"), and all references in the Agreement to the term thereof or the Executive's term of employment thereunder shall include the Renewal Term.

     2. The Salary, as defined and provided for in Section 3 of the Employment Agreement, shall be paid to the Executive at a rate of not less than Three Hundred Twenty-Five Thousand Dollars ($325,000.00) per year.


     3. The Executive is presently serving as President and Chief Operating Officer of SICA and Selective, and all references in the Employment Agreement to Executive serving as Senior Vice President and Chief Financial Officer of the Company (as defined in the Employment Agreement) are hereby amended to refer to the Executive as President and Chief Operating Officer of the Company (as defined in the Employment Agreement) and Selective.

     4. Selective reaffirms that it guarantees to the Executive the full performance by SICA of all of its obligations under the Employment Agreement as amended herein.
     5. Except as amended herein, the Employment Agreement shall continue in full force and effect on and after the date hereof.

     IN WITNESS WHEREOF, this Amendment has been duly executed by the Executive and on behalf of Selective and SICA by their duly authorized officers, as of the date and year first above written.



                                        SELECTIVE INSURANCE GROUP, INC.


                                        By /s/ James W. Entringer
                                           -----------------------
                                        Name:  James W. Entringer
                                        Title: Chairman and Chief
                                               Executive Officer


                                        SELECTIVE INSURANCE COMPANY
                                        OF AMERICA


                                        By: /s/ James W. Entringer
                                           ------------------------
                                        Name:  James W. Entringer
                                        Title: Chairman and Chief
                                               Executive Officer


                                           /s/ Gregory E. Murphy
                                           ------------------------
                                           Executive